CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Fiberstars, Inc. on Form S-8 (File No. 33-85664) of our reports dated February 4, 1999, on our audits of the consolidated financial statements and financial statement schedules of Fiberstars, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-KSB.


PricewaterhouseCoopers, LLP
San Jose, California
February 4, 1999